CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Legg Mason Value Trust, Inc.:

         We consent to the incorporation by reference in this Post-Effective Amendement No. 25 to the Registration Statement of Legg Mason Value Trust, Inc. (the "Trust") on Form N-1A (File No. 2-75766) of our report dated April 24, 1998 on our audit of the financial statements and financial highlights of the Trust which report is included in the Annual Report to Shareholders for the year ended March 31, 1998, which is incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "The Funds' Independent Accountants/Auditors" in the Statement of Additional Information.

                                                  /s/ Coopers & Lybrand, L.L.P.
                                                  _____________________________
                                                  COOPERS & LYBRAND, L.L.P.

Baltimore, Maryland
May 28, 1998